Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES CAPITAL RAISE
THROUGH A SHAREHOLDER RIGHTS OFFERING
Company Also Announces Targeted Workforce Reduction
Quincy, IL, July 12, 2010 — Mercantile Bancorp, Inc. (NYSE Amex: MBR) (the Company or the Holding Company) today announced it has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (SEC), to register Units comprised of shares of the Company’s common stock and warrants to acquire the Company’s common stock. The Units may be acquired upon exercise of the subscription rights that will be issued to each of the Company’s shareholders.
Upon effectiveness of the Registration Statement, the Company will distribute, at no cost or charge to its shareholders, subscription rights, consisting of a basic subscription right to purchase one Unit and an over-subscription right to purchase additional Units. Holders of the Company’s common stock will receive one basic subscription right for each share of Company common stock held of record as of the record date, which has not yet been determined by the Board of Directors of the Company. Subject to the approval of the Company’s Board of Directors, it is expected that the purchase price to acquire each Unit will be based on a discount to the 30-day volume weighted average trading price of the Company’s common stock, as of a date to be determined by the Board of Directors of the Company.
The warrants will be a five-year warrant to purchase one share of the common stock at a to-be-determined exercise price, subject to the Company’s right to redeem the warrants after the second anniversary of the distribution date if the market price of a share of the common stock exceeds 150% of the exercise price of the warrant for 60 consecutive days.
The Company maintains the right to terminate the offering or extend the offering period. Details of the offering and risk factors are provided in the Company’s Registration Statement filed with the SEC.
Workforce Reduction Underway
As part of the Company’s ongoing initiatives to match personnel structure to the new organization structure, management announced it has implemented an early retirement option and a limited reduction in force at the Holding Company, Mercantile Bank, Royal Palm Bank and Heartland Bank. The Company has begun eliminating 12 positions at the Holding Company, six at Mercantile Bank, five at Heartland Bank, and two at Royal Palm Bank, resulting in a net reduction of 25 across the businesses in an analytical but balanced process.
“Our emphasis in the analysis was to fairly assess our new staffing needs in line with current requirements,” explained Ted T. Awerkamp, President and CEO. “However, it was just as important to us that our customers see no reduction in service in concert with the cost efficiencies we will realize, and we have accomplished that. The action does impact our workforce, and that is difficult, but I have consistently stated that tough decisions were going to have to be made in 2010.

Though difficult, it is another step in the arduous process to a full and healthy recovery with no government assistance, and a new beginning for Mercantile Bancorp.”
Management expects the net long-term savings in salary and benefit costs will exceed $1 million annually, and noted the planned personnel reductions represents approximately 8.7% of the workforce of the current structure at the Holding Company and three subsidiary banks.
Investor Relations Update
In addition to notification of shareholder materials, shareholders and those who wish to closely follow Company news may now enroll to receive email notice of news and updates at the time of release. Register at the Company’s website or directly at the following address: http://www.mercbanx.com/shareholders/enroll.php.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of one bank in Illinois and one each in Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates Mercantile Bank branch offices in Missouri and Indiana. In addition, the Company has minority investments in seven community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Shareholders of record are encouraged to review the Company’s prospectus, included within the Form S-1 filed with the SEC, as well as its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any other documents incorporated by reference in the Registration Statement, for a complete discussion of Company operations, details of the offering and associated risk factors. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements.

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